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                                                                  EXHIBIT 10.32


                       EMPLOYEE RELOCATION LOAN AGREEMENT


         This is a LOAN AGREEMENT (the "Agreement") dated as of the (31) day of July, 1992 between FRED LEMPEREUR and JACQUELINE LEMPEREUR residing at 10, rue Joseph Bara, F-75006, Paris, France (collectively the "Borrower") and W.R. Grace & Co.-Conn. ("Grace"), a Connecticut corporation having an office at One Town Center Road, Boca Raton, Florida 33486-1010.

1.       DEFINITIONS

                  For the purposes of this Agreement the following defined Terms shall have the meanings set forth in this Paragraph.

         "BRIDGE NOTE" - Refers to the instrument which the Borrower signed this day and which evidences a bridge loan in the amount of $350,000 made this day to the Borrower by Grace (the "Bridge Loan").

         "I, MINE, ME, MY MYSELF" - refer to the Borrower.

         "PROPERTY" - refers to the real property including the land and the buildings and fixtures to be constructed thereon at 2569 NW 59th Street, Boca Raton, Florida 33496.

2.       LOAN

         I agree to repay the bridge loan as required by the terms of the Bridge Note and by this Agreement.
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3.       WRITTEN STATEMENT OF AMOUNT DUE

         If Grace requests, in writing, a confirmation of the amount owed by me under the Bridge Note and this Agreement, within ten (10) days after such request, I will give Grace a signed statement confirming the amount so owed.

4.       REIMBURSEMENT

         If Grace has to defend its rights under the Bridge Note, or this Agreement, then any money which Grace has to pay (including attorneys' fees and disbursements) shall be added to the amount I owe Grace and paid by me promptly at Grace's request with interest at a variable rate per annum which is one percent (1%) above the rate of interest being charged from time to time by the Chase Manhattan Bank, N.A. as its "prime rate".

5.       USE OF PROCEEDS

         I certify that the proceeds of the Bridge Loan shall be used only to purchase the land and finance construction of the buildings and improvements on the Property and that upon completion, the Property shall be my new principal residence.

6.       FILING OF TAX RETURNS

         I certify that I reasonably expect to be entitled to, and will itemize deductions on, my U.S. Federal Income Tax Return for the years in which the bridge loan is outstanding.

7.       DEFAULT

         The happening of any of the following events means that I will be in default. Grace will then have the right to require that all amounts that I owe to Grace under the Bridge Note and this Agreement be paid in full to Grace, with interest at a variable rate per annum which is one percent (1%)


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above the rate of interest being charged from time to time by the Chase
Manhattan Bank N.A., as its "prime rate". I will be in default:

(a)      if any payment required by the Bridge Note is not made within thirty
         (30) days after it is due; or

(b) if I do not comply with any term, condition or provision of this Agreement; or

(c) if any statement or representation made by me under this Agreement is not true or correct.

8.       USURY

         No matter what else is set forth in this Agreement or the Bridge Note, if any payment by me or act by me would result in the payment of interest in excess of the maximum amount of interest legally permissible, then my obligation to make such payment or do such an act shall be deemed automatically reduced to such maximum rate, so that in no event will I be obligated to make any payment, perform any act, or promise to do (or not do) any act which would result in payment of interest in excess of such maximum rate. Any such excess payment shall be applied as partial prepayments of my debt.

9.       SUCCESSORS AND ASSIGNS

         All of my rights and obligations under this Agreement, and all of Grace's rights and obligations under this Agreement, shall bind and benefit our respective distributees, legal representatives, successors, heirs and assigns. Grace retains any rights it may otherwise have that are not set forth in this Agreement. Grace may assign this Agreement without my consent.


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10.      LEGAL SERVICES

         If any legal proceeding is commenced in which Grace is made a party and which relates to this Agreement or the Bridge Note, or if an attorney, on Grace's behalf, seeks to assert or defend Grace's rights under this Loan Agreement, I will repay on Grace's demand all of its legal fees, costs, expenses, disbursements and allowances. Any amounts payable to Grace under this paragraph shall be payable with interest from the date Grace requires payment, at a variable rate per annum which is one percent (1%) above the rate of interest in effect from time to time by the Chase Manhattan Bank N.A. as its "prime rate".

11.      USE OF CAPTIONS

         Captions are used in this Agreement only as a matter of convenience and do not define or describe the intent of any provision.

12.      FLORIDA LAW

         This Agreement and all provisions hereof shall be governed by and construed as a sealed instrument in accordance with the laws of the State of Florida. If any terms, covenants, conditions or provisions of this Agreement or the Bridge Note or the applicability thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this instrument or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement or the Bridge Note shall be valid and enforceable to the fullest extent permitted by law.


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13.      MODIFICATION OF AGREEMENT

         This Agreement cannot be modified without the mutual agreement in writing of Grace and myself.

14.      NOTICE

         All notices and demands are to be sent by certified or registered mail, postage prepaid, return receipt requested (i) to me at the address of the Property set forth above, and (ii) to Grace at the address set forth above,
Attention: General Counsel. All notices shall be deemed to have been received three (3) business days after mailing. Each party may change the address to which communications are to be directed by giving notice to the other party in the manner provided in this paragraph.

15.      RESPONSIBLE PARTIES

         If more than one person signs this Agreement, each will be fully responsible, jointly and severally, for complying with its terms.

16.      ENTIRE AGREEMENT

         This Agreement and the documents referred to herein contain the entire agreement of the parties in respect of the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Grace which is not embodied in this Agreement or in the documents referred to herein, and Grace shall not be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth.

         I have signed this Agreement on the date shown at the beginning of this document.


                                         /s/ Fred Lempereur
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Witness                                 Fred Lempereur


                                         /s/ Jacqueline Lempereur
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Witness                                 Jacqueline Lempereur


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